Exhibit 99.1

Universal American Financial Corp.

Q2 2007 Earnings Call

August 3, 2007

Operator

Good day, everyone, and welcome to the Universal American Financial second quarter earnings conference call. At this time I would like to inform you that this conference is being recorded. And that all participants are currently in a listen only mode.

I will now turn the conference over to Richard Barasch, Chairman and Chief Executive Officer. Please go ahead, Mr. Barasch.

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Thank you and good morning, everyone. Welcome to the second quarter 2007 earnings conference call. I am here with Bob Waegelein, our CFO, who I have asked to read our Safe Harbor language.

Bob Waegelein  - Universal American Financial Corp. - EVP & CFO

Good morning. I would like to remind that you certain information discussed during this conference call may constitute forward-looking statements within the meaning of the Federal securities laws, including but not limited to statements regarding the identification of acquisition candidates and the completion and or integration or accretion of any such transactions, including the Member Health transaction. Statements regarding the viability of any acquisition proposal, statements regarding our expectations of the performance of our Medicare Supplement and Medicare Advantage businesses and our other lines of businesses, the estimation of loss ratios and lapsation, the adequacy of reserves, our ability to institute future rate increases, expectations regarding our Part D and Medicare Advantage programs, including our estimates of memberships, costs, revenues, and future operating results. Although we believe that expectations reflected in these statements are based upon reasonable assumptions and estimate, we can not give assurance that the expected results will be achieved. We refer to you our press releases and our exchange act filings for factors that could impact the Company. For forward-looking statements made during this call the company claims the protection of the Private Securities Litigation Reform Act of 1995 and assumes no obligation to update or supplement such statements. Richard?

Richard Barach  - Universal American Financial Corp. - Chairman and CEO

Thanks Bob. This morning I am going to briefly discuss the results of our second quarter, spend some time talking about our prospects for the balance of 2007 on a stand-alone basis and provide an update on the status of the Member Health transaction. I am not going to repeat all the specific numbers from the press release, and I refer to you the release, supplemental information on our web site, and of course to Bob Waegelein and Rob Cho, to reconcile the numbers. Instead I’m going to focus on the operating highlights of the quarter. Clearly the highlight of the second quarter was the continued growth in our Medicare Advantage business and in particular Private Fee-for-Service. In 2007, we offered our Today’s Options plans in a total of 35 states, up from 15 states last year. This expansion was designed to take advantage of our national distribution and our existing Medicare supplement policyholder base. As a result, we were well positioned to offer new and existing policyholders a full complement of choices to meet their health care needs.

Private Fee-for-Service has clearly filled an important market niche, especially in non-urban areas where there are no significant Medicare HMO products. There have been some highly publicized issues regarding market conduct. And while we have not avoided them entirely, we believe that we have created an infrastructure and culture designed to minimize potential issues. Consequently we are already in the process of working with CMS to resume marketing well in time for the 2008 season. As I am sure you now know, Congress recently passed legislation that ended the special enrollment period for our Medicare Advantage-only products in the year 2007. We’ve instituted several procedures in order to ensure that our new members understand and get value from what they are buying. These include rigorous and ongoing agent education and certification processes, telephone verification of coverage, and regular communication with our members, including a health risk assessment in which we had tried to ascertain the health needs of our members and address them in a voluntary or constructive way. By offering voluntary care management which most of the members accept when we extend the offer, we are able to add significant value to our members. As of August 1, we have just over 200,000 members enrolled in our Private Fee-for-Service products up from 18,000 at the end of last year. We were fortunate to have had Medicare Advantage-only products that could be sold during the lock-in period and our sales continued to be brisk until the voluntary sales moratorium. For the second quarter, the medical loss ratio in our Private Fee-for-Service business was around 85.4%, which includes around a 1% benefit for positive prior period development. All in, this gives us a year-to-date medical loss ratio of around 86.2%. Given our rapid growth, we have continued to incur higher expenses than we believe will be our ultimate run rate in the future. We are continuing to invest in constructing robust voluntary care management and provider relations programs, to meet the needs of our new members. We continue to believe that our profit margin for Private Fee-for-Service in 2007 will be in the low single digits assuming loss ratios of between 85.3% and 87.5%. On the negative side, the moratorium costs us around 20,000 to 30,000 additional sales which we have now backed out of our guidance for the balance of the year. However, we think we can achieve higher margins in the future years, especially since acquisition costs, largely commissions are substantially lower after the first year that a policy remains in force.

Our HMO business continued to perform extremely well in the second quarter as well. Our operations in Houston and surrounding counties in southeastern Texas posted solid results as we continue to prove the value of close cooperation between the health plan and physicians. We expanded our service area and added important new relationships with provider groups and solidified our leading position in this large Medicare Advantage market. We had an excellent 2007 selling season. We added 4,400 net new members during the open enrollment periods and we now have approximately 39,000 members in our southeast Texas plan. Revenues in the second quarter increased 26% over the comparable period last year. Our medical loss ratio in Texas ticked up a bit in the second quarter but it is still quite favorable and well within the guidance that we have given. Including the Global Health acquisition that we made in March and our expansion markets, our total HMO membership is now more than 47,000, an increase of 35% over year-end 2006.

Now I would like to turn to our Med Supp business. For the quarter, our loss ratio came in at 71.3% in line with our expectations and lower than the 71.8% that we posted in the second quarter of last year. However, our overall results for the quarter were somewhat worse than expected due to continued access lapsation. While this high lapse rate causes accelerated amortization of deferred costs, I’d like to point out that we are retaining many of these former Med Supp policyholders, who have chosen to move to Medicare Advantage products. Included in the loss in our Med Supp block for the first six months of 2007 was the amortization of over $10 million attributable to the 16,000 Med Supp policyholders who switched to our Private Fee-for-Service coverage during this year. We believe that the growth in our Medicare Advantage business more than compensates for the volatility in the results in our Med Supp line.

Turning to Part D, we were pleased to have additional positive results to report this quarter. We continue to achieve healthy margins in this line of business, but we continue to be cautionary that these margins will be reduced over time as a result of the competitive bidding process. As our business has grown, we have been quite successful in obtaining the capital required to support this growth. Since the end of last year, we sold our Canadian business generating around $95 million of proceeds, issued $50 million of trust preferred’s, increased our borrowing by $50 million and raised $100 million from our new equity investors. We believe that we are appropriately capitalized to meet our business plans and have the flexibility to access additional capital should the need arise. In some part due to the moratorium on sales of Private Fee-for-Service, we will probably need a little less capital than we had expected and this has had a positive impact on our projected share counts. It’s important to point out that a couple of cents of our excess over guidance this quarter came as a result of the timing of our equity raise.

We now own approximately $150 million of sub-prime mortgage pools representing around 7% of our invested assets. Although we are mindful of the recent deterioration in the liquidity of some of these holdings, we feel comfortable at this time about the credit quality and underlying collateral of these securities. Our holdings are all in first lien pools, have an average S&P rating of AA+ and none of our securities have experienced credit downgrades. In order to help interested parties get comfortable with our position, we will post the details of our sub-prime holdings on our web site as part of our financial package.

Now I’d like to give an update on the Member Health transaction since I am sure that every one of you on the phone, all of our interested constituents, have read the proxy word by word, I am going to refrain from going into the details of the deal. However, I do want to mention that we have already begun the exciting process of bringing the companies together. Most important, we will be introducing a series of new Medicare Advantage products especially designed for the 1.1 million Member Health Part D members. These products will emphasize the importance of prescription drugs and pharmacists in the health care continuum. As to timing, we are very pleased that the proxy has gone out to shareholders for a vote on August 23, and we continue to work with our various regulators to get the transaction approved. Although it is impossible to guarantee, we believe the deal will be closed by the end of the third quarter in time for the 2008 selling season.

I would like now to discuss our expectations for the balance of 2007 on a stand-alone basis. We project that we will earn between $1.23 and $1.33 per share in 2007 excluding any realized gains. In comparing this to our earlier guidance, we think we will have a little better MLR in our Private Fee-for-Service business which will be partially offset by higher expenses and lower membership as a result of the premature end of the selling season. The lower projected membership will lessen our need to issue as much equity as we had originally planned thus reducing our projected share count. Finally on the negative side, we are becoming somewhat more cautionary about our Med Supp results for the balance of the year. Thanks for your time this morning. My guess is there are several questions out there and Bob and I will be happy to answer them.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) Your questions will be taken in the order that is received, please stand by your first question. Our first question comes from Steven Schwartz with Raymond James.

Steven Schwartz  - Raymond James - Analyst

Hello, guys.

Bob Waegelein  - Universal American Financial Corp. - EVP & CFO

Good morning.

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Good morning.

Steven Schwartz  - Raymond James - Analyst

A general question for you, Richard with regards to SCHIP and what is going on with MA and trying to get back some money from that. The democrats of course thinking that there is too much money going to the system. How you feel about that? And then, Bob, can we get a little more detail of sub-prime — I don’t think you manage in your shop — I think you used somebody outside, but do you know what the vintages are on that?

Bob Waegelein  - Universal American Financial Corp. - EVP & CFO

Yes, 90% of the portfolio is managed by Hyperion Brookfield, a very high quality mortgage-backed manager and 10% managed by Conning, again a very trusted investment advisor. Of $150 million that we currently own, $26 million is a 2007 vintage. $79 million is 2006. $34 million is 2005. $4 million is 2004. $7 million is 2003. As Richard indicated we are going to give a detailed list of all the securities owned, vintage year, credit quality, par values and the like, so everybody who is interested in this can do their own analysis.

Steven Schwartz  - Raymond James - Analyst

Okay, thanks, Bob.

Richard Barach  - Universal American Financial Corp. - Chairman and CEO

Now back to, I was hoping you might forget asking me again about the political environment. Actually it’s quite interesting. Both houses passed Bills late last night, the Senate passed its version of the SCHIP Bill that did not include any cuts to Medicare Advantage. Obviously the house Bill has significant cuts to Medicare Advantage. You know, the situation is fluid. It is going to play itself out over the next several months. It’s impossible to predict how this is going to turn out.

Steven Schwartz  - Raymond James - Analyst

Okay. If the house Bill were to be the one that comes on through and was actually signed, how negative for your business?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Well, it is hard to quantify that. Obviously it would have an impact. The multi-year phase-in to this would have some impact on it, but it’s just before we start seeing that, the Bill that will ultimately come out, whether or not it has anything relative to Medicare Advantage, it’s really too early to speculate more specifically than that.

Steven Schwartz  - Raymond James - Analyst

Okay, thanks, guys.

Operator

Your next question comes from the line of Jukka Lipponen with KBW.

Jukka Lipponen  - KBW - Analyst

Good morning. First of all, can you give us an update on the increase and expectation for Member Health both fourth quarter ‘07 and ‘08?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

For ‘08, what we basically talked about is 13% to 15% over our base case. And, again, this is a base case that is not guidance but just, sort of, directionally where we think things would be. We think the deal will be substantially accretive in the fourth quarter, largely because of the back ending of profits in Part D.

Jukka Lipponen  - KBW - Analyst

And can you also give us an update on how you are looking at the specialty health and the life and annuity business from a strategic standpoint?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Well, as we have proven, we’re not unwilling to act and shed businesses that are no longer strategic. The difficulty with those businesses are that generally speaking, the results have been pretty stable over a long period of time. It is not clear that we’d be able to get the sort of value we’d need to replace the income stream through the sale of those businesses. So, each business sort of has its own element to it. Our distribution is still selling a fair amount of life insurance in the senior market. We are, in fact, selling a lot less disability income from the old Penn Life group and clearly not selling any annuities at this point. So, the dynamics of that business have changed. However, I think before we make any important strategic decisions, we are in the process also of recalibrating ourselves to the sort of the new reality that the selling season is going to be short again. We want to make sure that our distribution has appropriate product.

Jukka Lipponen  - KBW - Analyst

Thank you.

Operator

Your next question comes from the line of Josh Raskin with Lehman Brothers.

Josh Raskin  - Lehman Brothers - Analyst

All right, thanks. Couple of questions on the Private Fee-for-Service and MA segments. First, noticed the improvement there, I guess it was about 190 basis point. Sounds like half of that was just favorable development. Curious where you are seeing the favorable development, and then also what is leading to sort of the sustainability lower MLR that you guys are expecting for the last half of the year?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Yes, the answer to your first question is, as we talked about first quarter because of the newness of the program we booked the pricing. So, until the months develop, we are still continuing that way of looking at this. Directionally, really all we’ve done is take down the low end of our range by a point or so.

Josh Raskin  - Lehman Brothers - Analyst

Right

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

And itwe’re not calling for a drastic improvement, but we are seeing evidence that it is a little bit better. But, based on the range that we are also providing, we are not ready to put a stake in the ground on this just yet.

Josh Raskin  - Lehman Brothers - Analyst

And that fair. It sounds like so — I’m sorry Richard, you said in the first quarter obviously you were just booking you know, to I guess, your actuarial assumptions?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

That’s right.

Josh Raskin  - Lehman Brothers - Analyst

Now, you’ve gotten enough claims for the first quarter where you feel things are coming in better than you —

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Yes, in the first quarter, and that was the prior period development that we’re talking about. You know it’s — but, again, I want to just reiterate, we’re happy with where we’re seeing everything, but it is just still too early to declare complete victory of us.

Josh Raskin  - Lehman Brothers - Analyst

No, that’s fair. And then, I guess maybe Bob can talk a little bit about — is there any impact from reconciliation with CMS around risk adjusted payments for prior years? I know obviously the MA book was a smaller portion of the overall now with the big Private Fee-for-Service gains, but just curious if there were any additional revenues booked or conversely, any contra revenue booked?

Bob Waegelein  - Universal American Financial Corp. - EVP & CFO

Generally speaking, yes, there was a lot of reconciliation work with CMS in the industry. We did receive some improved coding payments, particularly on our 2007 membership on Private Fee-for-Service. But like Richard said, that came in the second quarter, we’re still booking that to pricing. Because that means our coding increases were related to more riskier membership base that we need to reserve for right now. No there is not a meaningful impact on that but we did see some extra payments come through.

Josh Raskin  - Lehman Brothers - Analyst

Okay, but those are — you are saying for the ‘07 so that’s actually sustainable for the second half?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

We actually, we actually did get some payments for ‘06, but, in the scope of everything, fairly immaterial.

Bob Waegelein  - Universal American Financial Corp. - EVP & CFO

Right. We accrued for expected recoveries from CMS for reconciliation and they were in line with what we had accrued.

Josh Raskin  - Lehman Brothers - Analyst

Okay. So, in line equal. That’s fine. And then just last question as you think about the 2008 landscape. I know it’s sort of, tough to tell because you haven’t seen competitor filings or anything at this point, but what are some of the sort of initial thoughts. I mean, obviously a massive expansion in ‘07 and I know Member Health is probably taking up a lot of time. But what do you think of 2008 and sort of the opportunities?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

We actually are quite optimistic about 2008. We had a wonderful 2007 season as our results indicate. We have clearly just developed a national distribution group, both career and independent and decided that our products were the products they wanted to sell in 2007. We expect that our distribution will be strong again in 2008. You know having said that, we’re very open about this point. There are a lot of eyes on the market conduct issues and we are taking a very firm stance, a zero-tolerance view of any issue in market conduct. But having said all of that, the reality is the better agents are happy with a zero-tolerance policy, because it is protective to them as well to make sure that we’ve got the procedures in place. So, I think in general, there is a pretty positive sense in distribution that we are a good company to work with. So, we feel pretty good about that. And the distribution did a marvelous job 2007. That’s reason one for optimism. Reason two, is, we’ve got another year of experience under our belt relative to product design, product pricing so we think we’ve done all the appropriate things there to put ourselves in a good spot on a competitive basis. By the way if you get any of our other competitors to come more clean than that, I would like to know about it also. And then finally, Member Health is going to add a very big boost to our program. You know we’ve got more than a million members, I should actually point out that about 300,000 of those members are dual eligible and will not be appropriate recipients of our products. So, really the number is under 1 million, but it’s still a very sizable number of potential policyholders for Private Fee-for-Service and others of our competitors have about migration programs and, we think we’ll be at least as successful. Also, we have constructed a product line that recognizes the importance of prescription drugs and pharmacies in the health care continuum and we think that will be a very appropriate and very successful program alongside of the Member Health Part D, which has been extraordinarily successful.

Josh Raskin  - Lehman Brothers - Analyst

And Richard, just to clarify — that’s very helpful. But just to clarify the zero-tolerance policy. You had said I think, earlier in the call that you felt you’d be approved by CMS in markets in time for open enrollment. And so, I am just curious you know, you said there is that could cause a little bit of a headwind. Are there things, is there anything in the 2008 CMS guidelines, marketing guidelines, that makes the sales process more onerous to the point where it’s going to be more difficult to sell?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

It’s going to be a little bit more difficult. There are more rules around it. And by the way the rules that have been promulgated for 2008 are frankly pretty reasonable. I think CMS has done a good job in putting a set of rules out, but it is going to make it just a little bit more processed. You know, just as an example, we take inbound calls and do outbound calls for verification. The new rules only allow outbound calls for verification. So, that’s the sort of thing that could cause a little bit of extra work for us. But by in large, Josh, we’ve been following these rules since the beginning. So, there’s nothing new for us here. I want to clarify this. I am not suggesting there is going to be a headwind for 2008 on this. We have already begun the process with CMS to try to get clearance. You know this is the beginning of August and clearly we have some time to do it. Again, no guarantees there. We are dealing with a regulatory agency, but we are definitely in the process of trying to do all the right things to get our certification back.

Josh Raskin  - Lehman Brothers - Analyst

Great, thanks.

Operator

Your next question comes from Carl McDonald with CIBC World Market Corporation.

Carl McDonald  - CIBC World Markets - Analyst

Thank you. I just want to ask what may be a silly question on sub-prime. But how can something that is sub-prime have an investment grade rating?

Bob Waegelein  - Universal American Financial Corp. - EVP & CFO

Due to various tranches in the collateral and return mechanisms of those tranches. So, there’s different levels that the security it is broken down to and we’re in the highest quality levels. Plus, we’re the first lien support. So its, again, the quality and the characteristics of our position within that security.

Carl McDonald  - CIBC World Markets - Analyst

And the — the sub-prime that’s been downgraded to this point. What would be the rating had been sort of on average for that?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

I don’t think it’s easy, I don’t think we can answer that question. I think a lot of this has to do with the specifics of each pool. You know we feel quite comfortable that our investment advisors and our own investment committee is doing the appropriate oversight on this to make sure that we’re buying paper that reduces the risk. You know what Bob said,Bob’s point about this is, these pools are pools of mortgages, and, you know, your brethren on the other side of CIBC and all other banks are experts in carving these pools of mortgages up into lots of different pieces, some of which are very safe. Some of which are very risky. So, it takes fairly astute, sophisticated people to ascertain the difference.

Carl McDonald  - CIBC World Markets - Analyst

And then the two questions for the PDP in 2008. One is clearly you have to bid below the benchmark to retain your the duel eligibles. What would happen in this scenario. Let’s say you did bid below the benchmark but Member Health turned up above the benchmark. Would CMS allow you to shift members into the plan that did below the benchmark?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

You know, it’s a very good question. It is something, very frankly, that we haven’t considered that this point.

Carl McDonald  - CIBC World Markets - Analyst

Okay. And then second part is just in terms of the financial expectations for the PDP. You said obviously margins aren’t going to be quite as strong. But the big deterioration in margins. Do you anticipate that’s going to happen in 2008 or 2009?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

I think it’s going to be over that period of time. You know, one of the reasons why the pressure is going to come negative is because of the member weighting of the benchmark bid process and that’s going to phase in over this period of time.

Carl McDonald  - CIBC World Markets - Analyst

Thank you.

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

And I should say in addition, we will over time have significant limitations on the income that’s currently being generated through our PDMS partnership with Pharmacare.

Carl McDonald  - CIBC World Markets - Analyst

And that’s the change in the rebate.

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Yes, change in rebates and spreads, that’s correct.

Operator

Your next question comes from the line of Scott Fidel with Deutsche Bank.

Scott Fidel  - Deutsche Bank - Analyst

Thanks, good morning. First question — just, I know in the last call you guys talked about — thinking about baseline EPS growth in the 30% area for next year and want to see if you guys are still comfortable with that and also what drivers there are, that is going to be mostly on the SG&A leverage you’ll see around M.A.? Or should we also think that being balanced between the revenue growth and some of the margin leverage you will see there?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Well, I think it is really the second — you know the nice thing about the first is assuming we have decent retention that’s there. That is not,that we don’t have to do very much to achieve. Because the commissions will drop. That is kind of a nice bit of tailwind to go into this. You know we have every expectation that we’ll have a robust selling season again. You know we’re not predicting what we did this year. I think this year was kind of an extraordinary year because of the vast need for the product. So, we’re not necessarily saying we’re going to do the same amount of new sales, although I, again, I feel pretty good about this and even better about it assuming the Member Health transaction goes forward. So, it’s really a combination of both. And to answer your first question, you know, I know you’re going to parse our words on this a little but, we’re not issuing guidance. But, the reason why we even went as far as we did in talking about 2008, was to give a baseline to what the Member Health deal was going to do.

Scott Fidel  - Deutsche Bank - Analyst

Okay. And then just following up on Carl’s question on sort of the PDP out look for next year and, I know you guys talked a little bit about margins. How should we think about top-line growth in that unit for next year, you know, maybe thinking about sort of rates that you built into the bids and your thoughts around —

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Yes, you know, I have to be careful about talking about the bids specifically. But there is a sense, and it’s amazing that it’s a sort of a two-year-old business and we’re talking about it being, almost a mature business that this point.  But, we’re certainly not thinking about explosive revenue growth there.

Scott Fidel  - Deutsche Bank - Analyst

And then just thinking about some of the start-up markets in with the HMO or the sort of the network-based products, and an update on how that is progressing and sort of how you are seeing the competition at this point in those markets.

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Yes, I mean look, 2007 was a very difficult year to come out with a new network based product given all the air time and oxygen that went to Private Fee-for-Service. So, the fact that we did, I think, as well as we did isn’t bad. You know we are looking to build more in some of the markets where we think we can do particularly well. Milwaukee is one. Oklahoma with our new acquisition is another. So, , it is definitely central to our business plan to build our network-based products as a complement to Private Fee-for-Service as well.

Scott Fidel  - Deutsche Bank - Analyst

And then just a last question, Bob. Just on the reserve development and private fee that you booked. Do you have an actual dollar amount that you booked in the quarter?

Bob Waegelein  - Universal American Financial Corp. - EVP & CFO

Roughly about $3.5 million.

Scott Fidel  - Deutsche Bank - Analyst

Okay, thanks.

Operator

You have a follow-up question from the line of Jukka Lipponen with KBW.

Jukka Lipponen  - KBW - Analyst

Richard, you had mentioned that you did have some market conduct issues. Can you give us a little more color of what that was and what you have done to fix it?

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Yes, we’ve had a few complaints. They have come through both CMS and state regulators. We investigate them, ascertain the truth, and take actions ranging up to termination of agents.

Jukka Lipponen  - KBW - Analyst

Okay. Thanks.

Operator

There are no further questions. I will now turn the conference back to management.

Richard Barasch  - Universal American Financial Corp. - Chairman and CEO

Thanks, everyone. I appreciate your time on this Friday morning in the summertime. So, hopefully everybody can get out early today. Thanks a lot and we’ll be speaking to you soon.

Operator

Ladies and gentlemen, this concludes our conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.